Exhibit 99.1

N    E   W   S          R   E   L   E   A   S   E

Contact:	Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL PROMOTES

GARY A. CORLESS TO CHIEF OPERATING OFFICER

Jacksonville, Florida (August 15, 2005) – PSS World Medical, Inc. (Nasdaq/NM:PSSI) announced today that it has promoted Gary A. Corless, age 40, to the newly created position of Chief Operating Officer of PSS World Medical, effective immediately.

Commenting on the promotion, David A. Smith, President and Chief Executive Officer of PSS World Medical, said, “This promotion represents an important change in our structure. Over the past few years, we have centralized our back office operations with differentiated and focused services by customer segment. This new structure mirrors the progress we have made in our business. Gary has successfully led both of the Company’s current businesses with a high degree of competence.

“Both of our businesses are well positioned for sustainable, profitable growth. Eddie Dienes will continue to lead the sales organization for the Physician Business while Gary Nutter will focus on leading the Elder Care Business’ sales strategies and opportunities,” concluded Mr. Smith.

Mr. Corless is a 16-year company veteran and has served as President of the Company’s Physician Business since May 2002. He began his career as a sales representative and progressively expanded his responsibilities and leadership for the Company, including successful service from April 1999 to May 2002 as President of the Company’s Elder Care Business.

PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005 and in fiscal years 2006 - 2008; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2006; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, fiscal year 2006, and in fiscal years 2007 - 2008, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements

-END-